Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Purchase Point Media Corporation (the "Company") on Form 10-QSB for the quarter ended March 31, 2007 filed with the Securities and Exchange Commission (the "Report"), I, Albert Folsom, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the periods presented.

PURCHASE POINT MEDIA CORPORATION

Dated: May 7, 2007	By:	/s/ Albert Folsom
Albert Folsom
President and Chief Financial Officer